Exhibit A
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Constellation Energy Partners LLC.
August 18, 2011

POSTROCK ENERGY CORPORATION

By:	/s/ Stephen L. DeGiuisti
	Name:	Stephen L. DeGiusti
	Title:	Executive Vice President, General Counsel and Secretary

CONSTELLATION ENERGY PARTNERS MANAGEMENT, LLC

By:	/s/ Stephen L. DeGiuisti
	Name:	Stephen L. DeGiusti
	Title:	Executive Vice President, General Counsel and Secretary

WHITE DEER ENERGY L.P.
By:	Edelman & Guill Energy L.P., its general partner
By: Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

WHITE DEER ENERGY TE L.P.
By:	Edelman & Guill Energy L.P., its general partner
By: Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

WHITE DEER ENERGY FI L.P.
By:	Edelman & Guill Energy L.P., its general partner

By: Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

EDELMAN & GUILL ENERGY L.P.
By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

EDELMAN & GUILL ENERGY LTD.

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

THOMAS J. EDELMAN
/s/ Thomas J. Edelman

BEN A. GUILL
/s/ Ben A. Guill